Exhibit 3.1.3

SECRETARY OF STATE

[SEAL]

STATE OF NEVADA

CERTIFICATE OF NAME CHANGE

I, DEAN HELLER, the duly qualified and elected Nevada Secretary of State, do hereby certify that on January 11, 2002, a Certificate of Amendment to its Articles of

Incorporation changing the name to OPTIONS TALENT GROUP. was filed in this office

By SECTOR COMMUNICATIONS, INC.  Said change of name has been made in accordance with the laws of the State of Nevada and that said Certificate of Amendment is now on file and of record in this office.

[Seal of Nevada]

IN WITNESS WHEREOF, I have hereunto set my hand and

affixed the Great Seal of State, at my office in Carson City,

Nevada on July 24, 2002

/s/ Dean Heller

Secretary of State

By  [illegible]

Certification Clerk